1 Second Quarter 2013 Financial Results

Condensed Consolidated Statements of Operation (unaudited) 3 August 3, 2013 % of sales July 28, 2012 % of sales Net sales $ 454,034 100.0% $ 485,337 100.0% Cost of sales (includes certain buying, occupancy and warehousing expenses) 372,863 82.1% 362,567 74.7% Gross profit 81,171 17.9% 122,770 25.3% Selling, general and administrative expenses 124,963 27.5% 122,175 25.2% (Loss) income from operations (43,792) (9.6)% 595 0.1% Interest expense, net 192 0.0% 148 0.0% (Loss) income before income taxes (43,984) (9.6)% 447 0.1% Incom taxes (10,250) (2.2)% 376 0.1% Net (loss) income $ (33,734) (7.4)% $ 71 0.0% Basic (loss) earnings per share $ (0.43) $ 0.00 Diluted (loss) earnings per share $ (0.43) $ 0.00 Weighted average basic shares 78,470 81,266 Weighted average diluted shares 78,470 81,708 (In thousands, except per share data) 13 Weeks Ended

Condensed Consolidated Balance Sheets (unaudited) 4 August 3, 2013 February 2, 2013 July 28, 2012 ASSETS Current Assets: Cash and cash equivalents $ 100,291 $ 231,501 $ 169,640 Merchandise inventory 249,618 155,463 246,708 Other current assets 89,244 52,976 65,921 Total current assets 439,153 439,940 482,269 Fixtures, equipment and improvements, net 269,510 262,778 300,517 Goodwill and intangible assets 28,956 29,332 - Other assets 6,037 8,794 4,161 TOTAL ASSETS $ 743,656 $ 740,844 $ 786,947 LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities: Accounts payable $ 150,930 $ 89,991 $ 141,031 Accrued expenses 92,764 113,515 89,788 Total current liabilities 243,694 203,506 230,819 Other non-current liabilities 131,633 126,974 134,012 Stockholders' equity 368,329 410,364 422,116 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 743,656 $ 740,844 $ 786,947 _ (In thousands)

5 Second Quarter Metrics Fiscal 2013 1 Fiscal 2012 Comparable sales change (15)% 0 % Comparable units per transaction change (1)% 5 % Comparable sales transactions change (10)% (4)% Comparable average unit retail change (5)% (1)% 1 The comparable changes for the 13-week period ended August 3, 2013 are compared to the 13-week period ended August 4, 2012. Second Quarter

Second Quarter Metrics 6 August 3, 2013 July 28, 2012 Average square footage increase 3% 4 % Total square footage at end of period 4,139,513 4,010,522 Average square footage during period 4,119,473 3,988,909 Change in total inventory over comparable period 1% (1)% Change in inventory per retail square foot (3)% (6)% over comparable period 13 Weeks Ended

7 Second Quarter 2013 Store Count Q1 Additions Closures Q2 Aéropostale U.S. 904 3 (9) 898 Aéropostale Canada 78 1 - 79 Total Aéropostale 982 4 (9) 977 P.S. from Aéropostale 124 19 (1) 142 Total stores 1,106 23 (10) 1,119